Exhibit 10.2

SECOND INCREMENTAL LOAN COMMITMENT INCREASE AGREEMENT

THIS SECOND INCREMENTAL LOAN COMMITMENT INCREASE AGREEMENT dated as of September 3, 2015 (this “Agreement”) by and among PRIORITY FULFILLMENT SERVICES, INC., a Delaware corporation (“PFS” or the “Borrower”), PFSWEB, INC., a Delaware corporation (“PFSW” or the “Parent”) and certain Subsidiaries and Affiliates identified on the signature pages, as Guarantors, the Incremental Commitment Lenders identified on the signature pages, and REGIONS BANK, as Administrative Agent.

W I T N E S S E T H

WHEREAS, a $40 million revolving credit and term loan credit facility was established pursuant to that Credit Agreement dated as of August 5, 2015 (as amended and modified, the “Credit Agreement”) among PFS, as Borrower, PFSW and certain subsidiaries and affiliates, as Guarantors, the Lenders identified therein and Regions Bank, as Administrative Agent;

WHEREAS, $12.5 million in additional revolving credit and term loan commitments were established under the Credit Agreement pursuant to the terms of that First Incremental Loan Commitment Increase Agreement dated as of August 21, 2015, among PFS, as Borrower, PFSW and the subsidiaries identified therein, as Guarantors, the lenders identified therein and Regions Bank, as Administrative Agent;

WHEREAS, PFS has requested the establishment of additional Revolving Commitments and Term Loan Commitments as “Incremental Loan Facilities” under the provisions of Section 2.1(d) therein;

WHEREAS, the Lenders party to this Agreement have agreed to provide the Incremental Loan Facilities on the terms and conditions provided herein;

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.  Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.  Section references are to sections and subsections in the Credit Agreement.

Section 2. Establishment of Incremental Loan Facilities.  Subject to the terms and conditions provided herein, the following Incremental Loan Facilities are hereby established and the Credit Agreement is modified in the following respects.

2.1 Increase in Revolving Commitments and Term Loan Commitments.  The Revolving Commitments and Term Loan Commitments are increased under Appendix A as shown below:

	Before Giving Effect to Increase	Amount of Increase	After Giving Effect to Increase
Revolving Commitments	$32,500,000	-	$32,500,000
Term Loan Commitments	$20,000,000	$10,000,000	$30,000,000
	$52,500,000	$10,000,000	$62,500,000

2.2 Schedule of Lenders and Commitments.  Appendix A (Lenders and Commitments) is amended to reflect establishment of the incremental commitments as attached.

2.3 Assignment of Interests.  New loans and commitments are being established, and the respective interests in existing loans and commitments reallocated, in connection with this Agreement.  The Lenders acknowledge that an assignment of certain loans and commitments are necessary and appropriate to give effect to the establishment and reallocation of interests as provided herein.  Consequently, the Lenders acknowledge and agree to the irrevocable sale and assignment of interests, and irrevocable purchase and assumption of interests, in the Loans and Commitments subject to and in accordance with the terms in the Form of Assignment and Assumption set out in Schedule 11.5 (including the Standard Terms and Conditions set out therein) and the Credit Agreement, as of the Second Incremental Increase Agreement Effective Date, to give effect to the establishment of the new loans and commitments, and the reallocation of interests as set out in Appendix A, as updated, reconstituted and revised, pursuant to this Agreement.

Section 3. Amendments to Credit Agreement.  The Credit Agreement is amended in the following respects:

3.1 In Section 1.01 (Defined Terms) the following terms are added or amended and modified as follows:

“Aggregate Revolving Commitments” means, at any time, the Revolving Commitments of all the Lenders, as referenced and defined in Section 2.1(a), as the same may be increased by the Incremental Facilities in accordance with Section 2.1(d).  On the Closing Date, the initial Aggregate Revolving Commitments were Thirty Million Dollars ($30,000,000).  The Aggregate Revolving Commitments were increased to Thirty-Two Million Five Hundred Thousand Dollars ($32,500,000) on the First Incremental Loan Effective Date as provided in the First Incremental Loan Commitment Increase Agreement.

“AML Laws” shall have the meaning provided in Section 6.10(f).

“Revolving Commitment” means the commitment of each Lender to make its share of the Revolving Loans and to share in Revolving Obligations hereunder, and the commitment to provide and participate in Letter of Credits and Swingline Loans.  The Revolving Commitments of the Lenders, as reconstituted, updated and revised, as of the Second Incremental Loan Effective Date, are set forth in Appendix A.

“Sanctioned Person” means a Person  that is, or is owned or controlled by, Persons that are, (i) the target of any Sanctions, or (ii) located, organized or resident in a country or territory that is, or whose government is, the target of Sanctions.

“Sanctions” means any economic or trade sanctions administered, maintained or enforced by the U.S. Department of the Treasury’s Offices of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or the Hong Kong Monetary Authority.

“Second Incremental Loan Commitment Increase Agreement” means that Second Incremental Loan Commitment Increase Agreement dated as of September 3, 2015 among the Borrower, the Guarantors, the Lenders identified therein and Regions Bank, as Administrative Agent, regarding the establishment of additional Incremental Loan Facilities under this Agreement.

“Second Incremental Loan Effective Date” means the effective date of the Second Incremental Loan Commitment Increase Agreement, being on or about September 3, 2015.

“Term Loan Commitment” means the commitment of each Lender to make its share of the Term Loan hereunder; provided that at any time after funding and termination of the commitments relating thereto, determinations of “Required Lenders” shall be based on the outstanding amount of the Term Loan. On the Closing Date, the aggregate amount of Term Loan Commitments was Ten Million Dollars ($10,000,000).  The aggregate amount of Term Loan Commitments was increased to Twenty Million Dollars ($20,000,000) on the First Incremental Loan Effective Date pursuant to the terms of the First Incremental Loan Commitment Increase Agreement, and the aggregate amount of Term Loan Commitments was increased to Thirty Million Dollars ($30,000,000) on the Second Incremental Loan Effective Date pursuant to the terms of the Second Incremental Loan Commitment Increase Agreement.  The Term Loan Commitments of the Lenders, as reconstituted, updated and revised, as of the Second Incremental Loan Effective Date, are set forth in Appendix A.

“USA Patriot Act” or “Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

3.2 The following defined terms are also amended and modified as follows:

The amount of the Term Loan as referenced and defined in Section 2.1(b) is increased by Ten Million Dollars ($10,000,000) from “Twenty Million Dollars ($20,000,000)” to “Thirty Million Dollars ($30,000,000)”.

3.3 After giving effect to this Agreement and establishment of the incremental commitments hereunder, the aggregate amount of additional incremental loans and commitments that may be established after the Second Incremental Loan Effective Date under Section 2.1(d)(i) will be Twelve Million Five Hundred Thousand Dollars ($12,500,000) and the provisions of Section 2.1(d)(i) amended to read as follows:

(i) any such increase shall be in a minimum amount of $5 million and integral multiples of $1 million in excess thereof (or such lesser amounts as the Administrative Agent shall have agreed), and the aggregate amount of all such increases after the Second Incremental Loan Effective Date during the term of this Agreement shall not exceed Twelve Million Five Hundred Thousand Dollars ($12,500,000);

3.4 Subsections (c) through (f), inclusive, of Section 6.10 are amended to read as follows:

(c) None of the Credit Parties or their respective Subsidiaries or Affiliates is in violation of Sanctions.  None of the Credit Parties or their respective Subsidiaries or Affiliates will violate any Sanctions.

(d) None of the Credit Parties or their respective Subsidiaries or Affiliates is a Sanctioned Person.  The proceeds of Loans and Credit Extensions hereunder have not been used and will not be used, directly or indirectly, (i) to fund any activities or business of or with any Person, or in any country or territory that, at the time of such funding, is a Sanctioned Person, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans and Credit Extensions hereunder, whether as a underwriter, advisor, investor or otherwise).

(e) None of the Credit Parties, nor to their knowledge, any of their directors, officers, agents, employees, affiliates or other Persons acting on their behalf or on behalf of their Subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”) and the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”).  Furthermore, the Credit Parties, and to their knowledge, their Subsidiaries and Affiliates, have conducted their businesses in compliance with the UK Bribery Act, the FCPA and similar laws, rules or regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(f) To the extent applicable, each of the Credit Parties and their Subsidiaries is in compliance, in all material respects, with any applicable anti-money laundering laws (“AML Laws”), including but not limited to the Bank Secrecy Act, the Money Laundering Control Act, and the USA Patriot Act.  The Credit Parties will assist the Administrative Agent and the Lenders to monitor unusual transactions and report suspicious activities related to money laundering and terrorist financing.  No part of the proceeds of Loans or Credit Extensions hereunder will be used, directly or indirectly, for any payments that would constitute a violation of any applicable AML Laws.

3.5 Section 7.9(b) is amended to read as follows:

(b) No part of the proceeds of any Loans or Credit Extensions hereunder will be used, directly or indirectly, for any purpose that would constitute a violation of (i) the provisions of the Regulations of the Board of Governors of the Federal Reserve System and any successor thereto, including Regulations T, U and X, (ii) applicable anti-bribery laws, or (iii) applicable AML Laws.

3.6 Section 7.11(e) is amended to read as follows:

(e) Deposit Accounts.  The Parent and its Subsidiaries will maintain their primary domestic collection and deposit accounts with the Administrative Agent or other Lenders as provided in Section 7.14(b) below.  Deposit Account Control Agreements will not be required for such accounts at closing, but the Parent and the Borrower will provide, or cause to be provided, written Deposit Account Control Agreements (or such other agreements, assignments or other documents as may reasonably be requested by the Administrative Agent for the purposes of obtaining and perfecting a security interest therein) for such accounts promptly on request from the Administrative Agent.

3.7. Section 7.15(b) is amended to read as follows:

(b) Within 60 days of the Closing Date (or such later date as may be acceptable to the Administrative Agent in its discretion), the Parent and the Borrower, will move, or cause to be moved, all of the Parent’s and its Subsidiaries’ primary domestic collection and deposit accounts to the Administrative Agent or other Lenders in accordance with the requirements of Section 7.11(e) and 7.14(b).

Section 4. Representations and Warranties.  Each of the Credit Parties hereby represents and warrants that:

4.1 It has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

4.2 It has executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by Debtor Relief Laws and subject to equitable principles.

4.3 As of the date hereof, (i) the representations and warranties in Section 6 of the Credit Agreement are true and correct in all material respects, except (i) to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (ii) that for purposes hereof, the representations and warranties in subsections (a) and (b) of Section 6.4 shall be deemed to refer to the most recent annual audited and company-prepared quarterly financial statements furnished pursuant to Section 7.1(a) and (b); and

4.4 No Default or Event of Default exists immediately before, or will exist immediately after, giving effect to this Agreement and the establishment of the incremental commitments and the making of the initial Loans and Credit Extensions hereunder on a Pro Forma Basis.

Section 5. Acknowledgment, Reaffirmation and Confirmation.

5.1 Each of the Guarantors acknowledges and consents to the terms and conditions of this Agreement, affirms its guaranty obligations under the Credit Agreement and other Credit Documents, as amended and modified hereby, including the incremental loans and commitments established hereby.  Nothing contained herein or in any related documents will operate to reduce or discharge any of the obligations of the Guarantors under the Credit Agreement and other Credit Documents.

5.2 Each of the Credit Parties (i) reaffirms the Liens and security interests under the Collateral Documents and other Credit Documents; (ii) agrees that nothing contained herein or in any related documents will operate to impair or adversely affect the Liens and security interests thereunder as security for the Obligations under the Credit Agreement and the other Credit Documents, as amended and modified hereby; and (iii) confirms that the establishment and provision of the Incremental Facilities was expressly contemplated by and within the general purview of the Credit Agreement and the other Credit Documents.

Section 6. Establishment of Incremental Commitments by the Lenders.

6.1 The Lenders providing incremental commitments hereunder (the “Incremental Commitment Lenders”) acknowledge and agree to an increase in their respective commitments as shown on Appendix A, as revised and attached hereto.

6.2 Each of the Incremental Commitment Lenders that was not already a Lender under the Credit Agreement prior to giving effect to this Agreement hereby represents and warrants, and acknowledges and agrees that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby to become a Lender under the Credit Agreement and that the Credit Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by Debtor Relief Laws and subject to equitable principles , (ii) it meets all of the requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Second Incremental Loan Effective Date, it shall be bound by the terms of the Credit Agreement as a Lender with all of the rights and benefits and all of the obligations of a Lender thereunder with the loans and commitments shown, (iv) it has received a copy of the Credit Agreement, as modified and amended, together with copies of the most recent financial statements available under Section 7.1(a) and (b) thereunder and such other documents and such other information as it has deemed appropriate to make its own credit decision to enter into this Agreement, and based on such information, has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, it has duly completed and delivered to the Administrative Agent and the Borrower all forms and documentation required.

Section 7. Conditions Precedent.  The effectiveness of this Agreement is subject to satisfaction of all of the following conditions precedent, each in form and substance satisfactory to the Administrative Agent and the Incremental Commitment Lenders:

7.1 Receipt by the Administrative Agent of fully executed copies of this Agreement and promissory notes for the Incremental Commitment Lenders.

7.2 Receipt of opinions of counsel for the Borrower and the Guarantors, including, among other things, organization and existence, due authorization, execution, delivery and enforceability of this Agreement.

7.3 Receipt of certificates of responsible officers or directors (as appropriate based on the applicable jurisdiction of organization) of the Borrower and Guarantors hereunder (i) attaching copies of the Organizational Documents certified by a secretary or assistant secretary to be true and correct as of the date hereof (or, if such Organizational Documents have not been amended, modified or supplemented since such Organizational Documents were delivered to the Administrative Agent in connection with the closing of the Credit Agreement, certifying that such Organizational Documents have not been amended, modified or supplemented since such delivery and remain true, correct and complete and in full force and effect as of the date hereof), (ii) attaching copies of the resolutions of its board of directors or managers (or analogous governing body) approving and adopting the transactions contemplated by this Agreement, and authorizing the execution and delivery thereof (which in each case may be included in the resolutions approving the Credit Agreement and the transactions contemplated thereby), certified by a secretary or assistant secretary to be true and correct as of the date hereof; (iii) attaching an incumbency certification identifying the responsible officers that are authorized to execute this Agreement and related documents and to act on their behalf in connection with this Agreement and the Credit Documents, and (iv) in the certificate given by PFS, confirming that no Default or Event of Default exists.

7.4 Payment of fees owing in connection with this Agreement, including upfront fees payable to the Incremental Commitment Lenders and fees and expenses of counsel for the Administrative Agent and the Lenders.

For purposes of determining compliance with the conditions provided herein, each Incremental Commitment Lender shall be deemed to have consented to, approved or accepted, and to have been satisfied with, each document, delivery and other requirement hereunder, unless the Administrative Agent shall have received notice to the contrary prior to the effective date of this Agreement.

Section 8. Break-Funding Indemnity.  The Borrower acknowledges that upon the effectiveness of this Agreement and the establishment of incremental commitments hereunder, the commitment percentages of the Lenders in the respective credit facilities will change and a break-funding event may occur as to existing Adjusted LIBOR Rate Loans thereunder entitling the Lenders to compensation under Section 3.1(c) of the Credit Agreement depending on circumstances.  Further, in the event the Borrower should submit a Borrowing notice for Adjusted LIBOR Rate Loans in the credit facilities as to which the incremental commitments established hereby shall relate prior to the effective date of this Agreement and in anticipation of closing and funding on or after the effective date of this Agreement, the Borrower acknowledges and agrees that in the event this Agreement shall not have become effective by the date for the Borrowing in the notice, then the Lenders (including the Incremental Commitment Lenders) may be entitled to compensation under Section 3.1(c) of the Credit Agreement depending on circumstances for the entire amount of the requested Adjusted LIBOR Rate Loans (including the portion, if any, that was to be made under the incremental commitments established hereby).

Section 9. Full Force and Effect.  Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) are hereby ratified and confirmed and shall remain in full force and effect.

Section 10 Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Agreement, including the reasonable fees and expenses of Moore & Van Allen, PLLC, and local counsel to the Administrative Agent in the various jurisdictions where the Credit Parties are located.

Section 11. Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.  Delivery by any party hereto of an executed counterpart of this Agreement by facsimile shall be effective as such party’s original executed counterpart.

Section 12. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and the Lenders shall retain all rights, powers, privileges and remedies arising under federal law.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Borrower:	PRIORITY FULFILLMENT SERVICES, INC.,
a Delaware corporation

By:
	Name:	Thomas J. Madden
	Title:	Chief Financial Officer

PARENT & guarantor:	PFSweb, INC.,
a Delaware corporation

By:
	Name:	Thomas J. Madden
	Title:	Chief Financial Officer

other GUARANTORS:	PFSweb Retail Connect, INC.,
a Delaware corporation

By:
	Name:	Thomas J. Madden
	Title:	Chief Financial Officer

REV SOLUTIONS INC.,
a Delaware corporation

By:
Name:	Thomas J. Madden
Title:	Chief Financial Officer

LIVEAREALABS, INC.,
a Washington corporation

By:
Name:	Thomas J. Madden
Title:	Chief Financial Officer

SECOND INCREMENTAL LOAN COMMITMENT INCREASE AGREEMENT

PRIORITY FULFILLMENT SERVICES, INC.

CROSSVIEW, INC., (f/k/a CARDINAL ASSET ACQUISITION CORP.),
a Delaware corporation

By:
Name:	Thomas J. Madden
Title:	Chief Financial Officer

BUSINESS SUPPLIES DISTRIBUTORS HOLDINGS, LLC, a Delaware limited liability company

By:
Name:	Thomas J. Madden
Title:	Chief Financial Officer

SUPPLIES DISTRIBUTORS, INC.,
a Delaware corporation

By:
Name:	Thomas J. Madden
Title:	Chief Financial Officer

SECOND INCREMENTAL LOAN COMMITMENT INCREASE AGREEMENT

PRIORITY FULFILLMENT SERVICES, INC.

Administrative Agent
and Collateral Agent:	REGIONS BANK,
as the Administrative Agent and the Collateral Agent

By:
Name:
Title:

SECOND INCREMENTAL LOAN COMMITMENT INCREASE AGREEMENT

PRIORITY FULFILLMENT SERVICES, INC.

LENDERS:	REGIONS BANK,
as a Lender, Issuing Bank and Swingline Lender

By:
Name:
Title:

BANK OF AMERICA, N.A., as a Lender

By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

SECOND INCREMENTAL LOAN COMMITMENT INCREASE AGREEMENT

PRIORITY FULFILLMENT SERVICES, INC.